UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 12, 2025

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b02 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2025, AMVAC Chemical Corporation (“AMVAC”), principal operating subsidiary of American Vanguard Corporation (“Registrant”), as borrower, and affiliates (including Registrant), as guarantors and/or borrowers, entered into Amendment Number Eight to the Third Amended and Restated Loan and Security Agreement (the “Amendment”) with a group of commercial lenders led by BMO Bank NA (successor to the Bank of the West).

The Amendment, among other things, modified the Maximum Total Leverage Ratio to 6.25 for the periods ending March 31, 2025 and June 30, 2025; 5.75 for the period ending September 30, 2025; and returning to 3.25 for the periods ending December 31, 2025, and thereafter. The Minimum Fixed Charge Coverage Ratio was modified to 1.15 for the period ending March 31, 2025, and returning to 1.25 for the period ending June 30, 2025 and thereafter. The amount of borrowing capacity under the revolving credit facility was reduced by $50,000,000 through June 30, 2025, $40,000,000 from July 1, 2025 through December 31, 2025, and $75,000,000 from January 1, 2026 through the Revolver Commitment Termination Date. In addition, the Company may not repurchase shares, pay cash dividends to shareholders, or make Permitted Acquisitions without the lenders’ consent.

For purposes of calculating Consolidated EBITDA, the basket for transformation and one-time cash and non-cash charges (which are excluded from such measure) was modified for the periods ended December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025, to account for expenses related to discontinued operations related to the Company’s SIMPAS business, plus the write-down of certain inventory, up to a maximum of $50 million. Additional baskets were added for, (i) losses on the sale of fixed assets, (ii) non-cash stock-based compensation, (iii) extraordinary losses, (iv) losses on asset disposition and discontinued operations outside of the ordinary course of business, (v) attorneys’ and consulting fees related to the amendment, and (vi) agent and lender fees, subject to certain reductions.

The interest rates under the Credit Agreement, as amended, were adjusted, with the Applicable Margin for SOFR Loans and Letter of Credit Fees set at 3.75%, the Applicable Margin for Adjusted Base Rate Loans set at 2.75%, and the Unused Line Fee Rate set at 0.35%. The amendment also introduces additional reporting requirements, including 13-week cash flow forecasts and monthly financial reporting obligations.

The Amendment is linked hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment Number Eight to the Third Amended and Restated Loan and Security Agreement dated as of March 12, 2025, by and among Registrant, AMVAC Chemical Corporation, certain other direct and indirect subsidiaries of Registrant and the senior lending group parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION
Date: March 14, 2025

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Information Officer, General Counsel & Secretary

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